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                                                                 Exhibit 10J(1)
                             THE DEXTER CORPORATION

            AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN


                                   Article I

1.1 This Amendment to the 1996 Non-Employee Directors' Stock Plan (the "Plan") of The Dexter Corporation (the "Company") is made pursuant to Article 8 of the Plan and shall be effective as of April 1, 1997.

                                   Article II

2.1      Section 2(g) of the Plan is amended to read as follows:

                  (g) "Fair Market Value" means the closing price of Common Stock reported for the New York Stock Exchange on the tenth trading day preceding the relevant payment date.

2.2      Section 5 of the Plan is amended to read as follows:

                  5.  Common Stock.

                  Commencing on April 24, 1997, fifty percent (50%) of the Retainer shall be paid to each Non-Employee Director in the form of shares of Common Stock. In addition, each Non-Employee Director shall have the right to elect, on forms provided by the Company, to receive all or a portion of the remaining balance of the Retainer in the form of shares of Common Stock. Such election shall be made annually for the following calendar year, shall be irrevocable, and must be received by the Committee at least six months prior to the date on which the Common Stock is to be issued. Any part of the Retainer paid in shares of Common Stock under this Section 5 shall be payable in one installment on the date of the Company's annual meeting of shareholders. Except as otherwise provided in Section 6 hereof, shares of Common Stock issued under this Section 5 shall be unrestricted and freely transferable.

2.3 In all other respects, the Plan as hereby amended is ratified and confirmed.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth in Article 1.1, such execution having been duly authorized by the Company's Board of Directors.

                                            THE DEXTER CORPORATION


                                            By:/s/ Bruce H. Beatt
                                            ---------------------------------
                                            Bruce H. Beatt
                                            Vice President, General Counsel
                                            & Secretary